SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    March 13, 1997


                              Swing-N-Slide Corp.
             (Exact name of registrant as specified in its charter)


     Delaware                        0-20450                   36-3808989
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                1212 Barberry Drive, Janesville, Wisconsin  53545
           (Address of principal executive offices including zip code)


                                 (608) 755-4777
                         (Registrant's telephone number)

   Item 2.     Acquisition or Disposition of Assets.

          On March 13, 1997, Newco, Inc. ("Newco"), a Wisconsin corporation and wholly-owned subsidiary of Swing-N-Slide Corp., a Delaware corporation ("Holding Company"), acquired all of the issued and outstanding shares of capital stock ("GameTime Stock") of Game Time, Inc., an Alabama corporation ("GameTime"). Newco's acquisition of the GameTime Stock, as well as the consummation of the transactions related thereto, are sometimes collectively referred to herein as the "Acquisition." The aggregate purchase price paid by Newco for the purchase of the GameTime Stock was $27,000,000. The Holding Company valued the total transaction at approximately $40,400,000, which amount includes GameTime's long-term debt.

          The Acquisition was consummated in accordance with the terms of an Amended and Restated Stock Purchase Agreement, dated as of March 13, 1997 (the "Stock Purchase Agreement"), by and among Newco, GameTime, and Ross
   D. Siragusa, Jr., John R. Siragusa and Richard D. Siragusa (collectively referred to herein as the "GameTime Stockholders").

          In connection with the Acquisition, Newco acquired the GameTime Stock from the GameTime Stockholders for (i) $25,000,000 in cash at the closing of the Acquisition; and (ii) Newco's unsecured 10.00% Subordinated Notes Due March 13, 2005, delivered at the closing of the Acquisition, payable to the GameTime Stockholders in the aggregate principal amount of $2,000,000. The purchase price paid by Newco in the Acquisition was determined on the basis of arm's length negotiations among the parties.

          Immediately following the Acquisition on March 13, 1997, GameTime was merged with and into Newco, pursuant to the terms of Articles of Merger Merging GameTime, Inc. With and Into Newco, Inc. dated as of March 13, 1997 (the "Articles of Merger").

          To provide financing for the Acquisition, to refinance certain indebtedness of the Holding Company and certain indebtedness of Newco, and to provide funds for working capital purposes, the Holding Company and Newco entered into certain agreements, as follows:

          (a) The Holding Company and Newco entered into a Credit Agreement, dated as of March 13, 1997 (the "Fleet Credit Agreement"), among Holding Company, Newco, the Lenders party thereto and Fleet National Bank, as lender and agent, under the terms of which Agreement the Lenders extended to Newco a $20,000,000 senior secured revolving credit facility maturing March 13, 2003 (of which $12,700,000 was drawn at the closing of the Acquisition), evidenced by Revolving Notes dated March 13, 1997 (the "Revolving Notes"), a $45,000,000 senior secured "Term Loan A Facility" maturing March 13, 2003, evidenced by Term Loan A Notes dated March 13, 1997 (the "Term Loan A Notes") and a $4,500,000 senior secured "Term Loan B Facility" maturing June 30, 2003, evidenced by a Term Loan B Note dated March 13, 1997 (the "Term Loan B Note");

          (b) The Holding Company and Newco entered into separate Securities Purchase Agreements dated as of March 13, 1997 (collectively, the "MassMutual Securities Purchase Agreements"), with each of Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors and MassMutual Corporate Value Partners Limited (collectively, the "MassMutual Investors"), under the terms of which Agreements the Holding Company sold its warrants (the "MassMutual Warrants") evidencing rights to purchase an aggregate of 592,177 shares of Holding Company Class A Common Stock (subject to adjustment), for an aggregate purchase price of $2,722,889, and Newco sold its 12% Senior Subordinated Notes due March 13, 2005, in the aggregate principal amount of $12,500,000 (the "MassMutual Notes"), for an aggregate purchase price of $9,777,111;

          (c) The Holding Company entered into an Investment Agreement dated as of March 13, 1997 (the "GreenGrass Investment Agreement"), between the Holding Company and its majority stockholder, GreenGrass Holdings, a Delaware general partnership ("GreenGrass"), under the terms of which Agreement the Holding Company: (i) issued to GreenGrass 1,087,405 shares of its Common Stock for an aggregate purchase price of $5,000,000, or a per share purchase price of $4.5981 (the "Estimated Share Price"); (ii) sold its Junior Subordinated Bridge Note (the "Bridge Note") to GreenGrass, in the principal amount of $2,500,000, due not later than December 31, 1997 and subject to prepayment in connection with the "Rights Offering" discussed below, bearing interest at a rate of 13.5% per annum, to be paid by the issuance of shares of the Holding Company's Common Stock, for the purchase price of $2,500,000, and the grant to GreenGrass of a Warrant for the Purchase of Common Stock (the "GreenGrass Warrant"), allowing GreenGrass the right to purchase 50,000 shares of the Holding Company's Common Stock at a purchase price (the "Final Calculated Price") to be determined based upon the weighted average bid price per share of the Holding Company's Common Stock for the 150 days following the filing of this Current Report on Form 8-K, but in no event less than $4.00 per share nor greater than $4.5981 per share; (iii) agreed that, in the event that the Final Calculated Price is less than the Estimated Share Price, the Holding Company shall issue to GreenGrass a number of additional shares of Common Stock equal to the difference between the quotient of 5,000,000 divided by the Final Calculated Price, and 1,087,405; and (iv) agreed to make a "Rights Offering" under the terms of which: the Holding Company will use its best efforts to file, within 90 days after the closing of the Acquisition, a registration statement with the Securities and Exchange Commission covering the number of shares of Common Stock determined by dividing 2,500,000 by the Final Calculated Price (the "Rights Shares"); the Holding Company will offer, to each stockholder of the Holding Company other than GreenGrass, the right, on the basis of the number of shares held as of a record date set by the Board of Directors of the Holding Company, to purchase his or her pro rata share of the Rights Shares for cash at a price equal to the Final Calculated Price; GreenGrass is obligated to purchase any Rights Shares not purchased by the other stockholders of the Holding Company under the Rights Offering at a price per share equal to the Final Calculated Price; and the Holding Company will use the proceeds of the sale of the Rights Shares to prepay in full the principal outstanding under the Bridge Note; and

          (d) The Holding Company entered into an Amended and Restated Registration Rights Agreement dated as of March 13, 1997 (the "Registration Rights Agreement"), between the Holding Company and GreenGrass, under the terms of which, the Holding Company agreed to grant certain demand and piggyback registration rights with respect to the shares of Common Stock acquired by GreenGrass under the terms of the GreenGrass Investment Agreement, the GreenGrass Warrant and the Bridge Note.

          The Rights Offering described above will be made only through a prospectus complying with federal and applicable state securities laws, and the timing of such Rights Offering will depend upon regulatory clearance and other factors.

          The Stock Purchase Agreement, the Articles of Merger, the Fleet Credit Agreement, the Revolving Notes, the Term Loan A Notes, the Term Loan B Note, the MassMutual Securities Purchase Agreements, the MassMutual Notes, the MassMutual Warrants, the GreenGrass Investment Agreement, the Bridge Note, the GreenGrass Warrant, and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of the material provisions of such agreements set forth above are qualified in their entirety by reference to each respective agreement filed as an exhibit hereto.

          GameTime is principally involved in the design, manufacture, sale and distribution of commercial (institutional) outdoor park and playground equipment, site amenities and related products. The Holding Company has no present plans to make significant changes to GameTime's business.

   Item 7.     Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired - Game Time, Inc.

               Independent Auditors' Report

                    Financial Statements:

                         Balance Sheets, December 31, 1996 and 1995
                         Statement of Operations,
                              Years Ended December 31, 1996 and 1995
                         Statement of Changes in Stockholders' Equity,
                              Years Ended December 31, 1996 and 1995
                         Statement of Cash Flows,
                              Years Ended December 31, 1996 and 1995
                         Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT



   To the Board of Directors
   Gametime, Inc.


   We have audited the accompanying balance sheets of GAMETIME, INC. (an S corporation) as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gametime, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The additional financial data, as listed in the Table of Contents, is presented for purposes of additional analysis and is not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.






   Chicago, Illinois
   March 7, 1997

                                                                   Exhibit A


                                 GAMETIME, INC.
                               (An S Corporation)

                                 Balance Sheets
                           December 31, 1996 and 1995


     Assets (Primarily Pledged--Note 4)             1996           1995
   Current Assets:
       Cash and cash equivalents (Note 1)        $    47,160    $    68,091
       Restricted cash related to industrial
          development bond issue (Note 3)            251,167        252,073
       Accounts receivable, trade (net of
          allowance for doubtful accounts
          of $104,000 and $119,328)                5,488,265      6,219,403
       Inventories (Notes 1 and 2)                 3,105,623      3,102,293
       Other receivables                              80,727        261,764
       Prepaid expenses                              134,556        189,793
       Deferred catalog costs--current
          (Note 1)                                 1,158,099      1,654,093
                                                  ----------     ----------
                                                  10,265,597     11,747,510
   Property, Plant and Equipment (less
    accumulated depreciation and
    amortization):
       Owned assets (Notes 1, 2 and 3)             7,917,724      5,797,796
       Assets under capitalized leases
          (Notes 1, 2 and 3)                       2,950,797      3,290,125
                                                  ----------     ----------
                                                  10,868,521      9,087,921
                                                  ----------     ----------
   Other Assets:
       Restricted cash related to industrial
          development bond issue (Note 3)            484,015        484,905
       Marketable equity securities (Note 7)               0        440,131
       Deferred catalog costs--noncurrent
          (Note 1)                                   204,799        446,333
       Other                                         243,256        231,949
                                                  ----------     ----------
                                                     932,070      1,603,318
                                                  ----------     ----------
                                                 $22,066,188    $22,438,749
                                                  ==========     ==========

                  Liabilities and Stockholders' Equity

   Current Liabilities:
       Accounts payable, trade                   $ 2,080,167    $ 2,318,096
       Current portion of long-term liabilities
          (Note 7)                                   324,308        252,545
       Loans under revolving credit agreement
          (Note 4)                                 6,226,960              0
       Accrued expenses and other liabilities
          (Note 2)                                 4,477,316      3,387,103
                                                  ----------     ----------
                                                  13,108,751      5,957,744
                                                  ----------     ----------
   Long-term Liabilities:
       Loans under revolving credit agreement
          (Note 4)                                         0      8,305,513
       Other long-term liabilities (net of
          current portion--Note 3)                 4,488,579      4,321,751
                                                  ----------     ----------
                                                   4,488,579     12,627,264
                                                  ----------     ----------
   Stockholders' Equity (Exhibit C)                4,468,858      3,853,741
                                                  ----------     ----------
                                                 $22,066,188    $22,438,749
                                                  ==========     ==========

         The accompanying notes are an integral part of this statement.

                                                                   Exhibit B



                                 GAMETIME, INC.
                               (An S Corporation)

                             Statement of Operations
                     Years Ended December 31, 1996 and 1995



                                                 1996              1995

   Net Revenue (Note 1)                      $41,842,729       $36,363,941

   Cost of Goods Sold                         27,022,837        24,089,146
                                              ----------        ----------
   Gross Profit                               14,819,892        12,274,795
                                              ----------        ----------
   Operating Expenses:
         Selling and marketing                 5,141,970         4,528,556
         Warehousing and shipping              1,693,223         1,415,174
         Engineering                             815,681           442,682
         General and administrative            3,570,719         3,272,861
                                              ----------        ----------
                                              11,221,593         9,659,273
                                              ----------        ----------

   Income from Operations                      3,598,299         2,615,522
                                              ----------        ----------
   Other Expense (Income):
         Interest expense, net                 1,309,899         1,455,303
         Realized gain on distribution of
           securities (Note 7)              (    288,219)                0
         Other (income), net                (     74,848)      (    35,586)
                                              ----------        ----------
                                                 946,832         1,419,717
                                              ----------        ----------
   Net Income (to Exhibit C)                 $ 2,651,467       $ 1,195,805
                                              ==========        ==========


         The accompanying notes are an integral part of this statement.

                                                                   Exhibit C

                                                           GAMETIME, INC.
                                                         (An S Corporation)

                                            Statement of Changes in Stockholders' Equity
                                               Years Ended December 31, 1996 and 1995

                                           Common Stock
                                        (1,000 Shares of
                                         $1.00 Par Value
                                            Authorized     Additional                     Unrealized
                                        100 Shares Issued    Paid-in        Retained        Gain on
                                         and Outstanding)    Capital        Earnings      Securities        Total

   Balances January 1, 1995                  $      100     $1,635,266     $  762,445     $  117,577     $2,515,388

   Unrealized Gain on Securities for
     1995 (Note 9)                                                            142,548        142,548

  Net Income for 1995                                       1,195,805                     1,195,805
                                             ----------      ---------      ---------      ---------      ---------
   Balances, December 31, 1995                      100      1,635,266      1,958,250        260,125      3,853,741

   Unrealized Gain on Securities
     for 1996 (Note 7)                                                         28,094         28,094

   Realized Gain on Securities
    for 1996 (Note 7)                                                     (   288,219)   (   288,219)

   Distributions to Stockholders:
             Cash (Note A)                                                ( 1,308,000)                  ( 1,308,000)
             Securities (Note 7)                                          (   468,225)                  (   468,225)

   Net Income for 1996                                       2,651,467                     2,651,467
                                             ----------      ---------      ---------      ---------      ---------
   Balances, December 31, 1996               $      100     $1,635,266     $2,833,492     $        0     $4,468,858
                                             ==========      =========      =========      =========

             Note A--An additional $399,000 was distributed to stockholders in 1997.

         The accompanying notes are an integral part of this statement.

                                                                   Exhibit D
                                 GAMETIME, INC.
                               (An S Corporation)
                             Statement of Cash Flows
                     Years Ended December 31, 1996 and 1995


                                                     1996           1995
   Cash Flows from Operating Activities:
     Net income                                   $2,651,467     $1,195,805
         Adjustments to reconcile net income
             to net cash provided by operating
             activities:
         Depreciation                              1,271,841      1,134,163
         Provision for losses on accounts
             receivable                               23,258         69,000
         Loss on sale of assets                        2,194              0
         Realized gain on distribution of
             securities to stockholders          (   288,219)             0
         Increase (Decrease) in cash from
           changes in:
             Accounts receivable                     707,880    (    20,144)
             Inventories                         (     3,330)   (   433,842)
             Prepaid expenses                         55,237         56,224
             Deferred catalog costs                  737,528        765,219
             Other assets                            169,730         86,589
             Accounts payable                    (   237,929)       389,408
             Accrued expenses and other
               liabilities                         1,090,213        496,725
                                                   ---------      ---------
     Net cash provided by operating
      activities                                   6,179,870      3,739,147
                                                   ---------      ---------
   Cash Flows from Investing Activities:
     Capital expenditures for owned assets       ( 2,533,348)   ( 1,453,858)
     Proceeds from sale of property, plant
         and equipment                                13,713              0
     Decrease in due from stockholders                     0        167,934
     Decrease in restricted cash related
         to future repayments of industrial
         development bonds                             1,796        110,630
                                                   ---------      ---------
     Net cash used in investing activities       ( 2,517,839)   ( 1,175,294)
                                                   ---------      ---------
   Cash Flows from Financing Activities:
     Distributions to stockholders               ( 1,308,000)             0
     Net repayments under revolving credit
         agreement                               ( 2,078,553)   ( 2,381,340)
     Principal payments on notes payable         (   296,409)   (   268,505)
                                                   ---------      ---------
     Net cash used in financial activities       ( 3,682,962)   ( 2,649,845)
                                                   ---------      ---------
   Net Decrease in Cash and Cash
     Equivalents                                 (    20,931)   (    85,992)
   Cash and Cash Equivalents, Beginning of
     Year                                             68,091        154,083
                                                   ---------      ---------

   Cash and Cash Equivalents, End of Year         $   47,160     $   68,091
                                                   =========      =========
     Supplementary Disclosures of Cash
       Flow Information:
         Cash paid during the year for interest   $1,847,983     $1,565,233
                                                   =========      =========
     Supplementary Disclosures of Noncash
       Investing and Financing Activities:
         Increase in market value of marketable
           equity securities                      $   28,094     $  142,548
                                                   =========      =========
         Distribution of marketable securities
           to stockholders                       ($  468,225)    $        0
                                                   =========      =========

         Equipment acquired under capital lease   $  535,000     $        0
                                                   =========      =========

         The accompanying notes are an integral part of this statement.

                                 GAMETIME, INC.
                               (An S Corporation)

                        Notes to the Financial Statements
                           December 31, 1996 and 1995


   Note 1--Nature of Activities and Significant Accounting Policies:

     Gametime, Inc. (the "Company") is engaged in the manufacture and distribution of park, playground and related equipment to end users such as cities, park districts, and schools. Operations are conducted from premises in Fort Payne, Alabama with sales being made throughout the United States and in several foreign countries.

     The Company's stockholders have entered into an agreement to sell all of the Company's stock to Swing-N-Slide Corp., a publicly owned corporation. Such sale is expected to be closed in March 1997.

     A summary of significant accounting policies is as follows:

          Inventories--Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) basis, or market.

          Revenue--Revenue consists of (a) sales of company products, which are recorded net of the related commissions paid to outside manufacturers' representatives and (b) transportation charges to customers.

          Depreciation and Amortization--Provisions for depreciation and amortization are computed for financial reporting purposes over the estimated useful lives of the respective assets under the straight-line method. For income tax reporting purposes, certain assets are depreciated under accelerated methods. Fully depreciated assets are generally not written off until disposition or retirement.

          Income Taxes--The Company is not liable for federal income taxes pursuant to its election of S corporation status under the Internal Revenue Code, whereby income of the corporation is allocated to and included in the individual returns of the stockholders. Accordingly, no provision for federal income taxes is reflected in the financial statements. However, the Company is currently subject to immaterial amounts of state taxes. The S corporation status will terminate upon the completion of the sale of the Company's stock (see above).

          Capitalized Leases--Leases capitalized are recorded at the present value of future rental payments. For both financial and income tax reporting purposes, amortization of assets under capitalized leases is computed under the straight-line method.

          Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates.

          Cash and Cash Equivalents--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments acquired with a maturity of three months or less to be cash equivalents.

          Marketable Equity Securities--See Note 7.

          Deferred Catalog and Advertising Costs--Catalog costs considered as direct response advertising are amortized generally over one to two years from completion of the respective catalogs, which is the expected period of probable benefits. Other advertising costs are charged to expense as incurred.

          Reclassifications--Certain amounts reflected in the accompanying financial statements for the year ended December 31, 1995 have been reclassified from that previously presented in order to conform to current year classifications, without affecting reported net income or stockholders' equity for 1995.

   Note 2--Selected Financial Data:

     Owned property, plant and equipment at December 31, 1996 and 1995, stated at cost, consisted of the following:

                                                  1996           1995

         Land                                $   104,868    $   104,868
         Land improvements                       417,599        209,549
         Buildings                             2,158,960      2,158,960
         Machinery and equipment               3,878,922      3,560,384
         Office furniture and fixtures         1,005,920        755,411
         Transportation equipment                272,474        309,591
         Patterns and dies                     6,853,722      4,992,959
         Assets to be placed in service
          (see below)                          1,363,613        966,899
                                              ----------     ----------
                                              16,056,078     13,058,621
         Less accumulated depreciation and
           amortization                        8,138,354      7,260,825
                                              ----------     ----------
         Net book value                      $ 7,917,724    $ 5,797,796
                                              ==========     ==========

     Assets to be placed in service at December 31, 1996 consist of a new rotational molding building containing a new rotational molding machine (acquired under a capital lease). The facility became operational in February 1997.

     See Notes 3 and 4 for related debt.

     Assets under capitalized leases at December 31, 1996 and 1995 consisted of the following:

                                                1996           1995

         Land improvements                   $   298,910    $   298,910
         Buildings                             1,964,006      1,964,006
         Machinery and equipment               3,163,544      3,163,544
         Furniture and fixtures                   42,220         42,220
                                              ----------     ----------
                                               5,468,680      5,468,680
         Less accumulated amortization         2,517,883      2,178,555
                                              ----------     ----------
         Net book value                      $ 2,950,797    $ 3,290,125
                                              ==========     ==========

     See Note 3 for related debt.

     Inventories at December 31, 1996 and 1995 consisted of the following:

                                                 1996           1995

         Raw materials                        $3,026,742     $2,924,033
         Work in process                          16,515         12,818
         Finished goods                           62,366        165,442
                                               ---------      ---------
                                              $3,105,623     $3,102,293
                                               =========      =========

     Accrued expenses and other liabilities at December 31, 1996 and 1995, consisted of the following:

                                                 1996           1995

       Commissions                            $1,848,793     $1,595,539
       Group and product liability insurance     403,728        247,966
       Sales and other taxes                     147,592        173,363
       Wages, bonuses and vacation pay         1,206,999        702,273
       Interest                                  253,544        249,657
       Other                                     616,660        418,305
                                               ---------      ---------
                                              $4,477,316     $3,387,103
                                               =========      =========


     Selected expenses for the years ended December 31, 1996 and 1995 were as follows:

                                                 1996           1995

       Bad Debt Expense                       $   23,258     $   69,000
                                               =========      =========
       Advertising Expense                    $  682,867     $  581,899
                                               =========      =========

   Note 3--Long-term Liabilities:

     Long-term liabilities at December 31, 1996 and 1995, other than the loans under the revolving credit agreement (Note 4), consisted of the following:

                                                      1996         1995
     Liabilities under capitalized leases
         financed by Industrial Revenue Bonds
         (see below)                               $4,119,000   $4,269,000

     Liability under capitalized lease, payable
         in quarterly installments of $32,685,
         including interest at 8% per year; final
         payment due June 1, 2001; secured by
         certain machinery and equipment              483,939            0

     Liability under capitalized lease, payable
         in monthly installments of $5,130
         including interest at 9.5% per year;
         final payment due June 7, 1999; secured
         by certain machinery and equipment           194,345      228,667

     Liability under capitalized lease, final
         payment made February 23, 1996                     0       27,200

     Note payable; final payment made
         September 1, 1996                                  0       14,414

     Note payable in quarterly installments of
         $5,410 including interest at 8% per
         year; final payment due October 1, 1997;
         secured by certain machinery and
         equipment                                     15,603       35,015
                                                    ---------    ---------

     Total long-term liabilities                    4,812,887    4,574,296

     Less current portion (inclusive of
      capitalized leases)                             324,308      252,545
                                                    ---------    ---------

     Noncurrent portion                            $4,488,579   $4,321,751
                                                    =========    =========


     On August 1, 1989, the Company entered into a lease agreement with the Industrial Development Board of the City of Fort Payne, Alabama financed by the issuance of new Industrial Development Bonds in the amount of $4,742,000, the proceeds of which were used primarily for plant expansion. The bonds bear interest at 10.25% per annum.

     At December 31, 1996 and 1995, total restricted cash related to the bond issue consisted of approximately:

                                                      1996         1995

         Bond sinking fund                         $  484,000   $  484,000
                                                    =========    =========
         Deposits to trust fund for payment of
             interest on debt                      $  251,000   $  252,000
                                                    =========    =========

     Maturities of long-term liabilities are as follows:


                          Capitalized Leases
                      Industrial
                        Revenue
      Year                Bond         Other        Other         Total

      1997            $  587,198    $  192,303    $   15,603   $  795,104
      1998               587,286       192,303                    779,589
      1999               587,630       231,492                    819,122
      2000               587,028       130,738                    717,766
      2001               587,376        56,701                    644,077
      Thereafter       4,645,346                                4,645,346
                       ---------     ---------      --------    ---------
      Total minimum
       payments        7,581,864       803,537        15,603    8,401,004

      Less imputed
       interest        3,462,864       125,253                  3,588,117
                       ---------     ---------     ---------    ---------
      Total
       obligations    $4,119,000    $  678,284    $   15,603   $4,812,887
                       =========     =========     =========    =========


   Note 4--Loans under Revolving Credit Agreement:

           At December 31, 1996 and 1995, the Company was obligated to a bank for $6,226,960 and $8,305,513, respectively, on secured loans made under revolving credit agreements. The most recent agreement, effective May 1, 1996, expires May 1, 1997 and provides for maximum borrowings of the lesser of $12,000,000 or a borrowing base amount which is based on accounts receivable and inventory amounts. Interest is payable quarterly at the LIBOR rate plus 225 basis points (7.8% at December 31, 1996) on borrowings up to $6,000,000 and monthly at prime (8.25% at December 31, 1996) for any additional outstanding balance.

           Pursuant to the agreement, the Company has granted the bank a security interest in all accounts receivable, inventories and certain equipment. The agreement also contains various restrictive covenants as well as pledges of certain marketable securities of the stockholders as additional collateral. The Company was in compliance with all such covenants at December 31, 1996. The loan is expected to be repaid in full concurrent with the sale of the Company's stock (Note 1) and is classified as a current liability at December 31, 1996.

   Note 5--Employee Benefit Plan:

           The Company provides retirement benefits to its qualified employees through a "401(k) plan," which permits employee contributions up to the maximum allowable by federal regulation, with the Company making matching contributions at the rate of 40% of the amount contributed by the participants up to 8% of the participants' gross wages. During 1996 and 1995, respectively, the Company's contributions were $110,000 and $97,000 and employee contributions totaled $293,000 and $259,000.

   Note 6--Contingencies:

           The Company is subject to various product liability claims and litigation which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions is adequately insured against and any uninsured losses will not materially affect the financial position of the Company.

   Note 7--Marketable Equity Securities:

           The Company had adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Investments in Debt and Certain Equity Securities to account for its investment in marketable equity securities. The adoption of SFAS No. 115 required that marketable equity securities held for sale be valued at market. The Company's investment in such marketable equity securities consisted of the stock of a single company.

   Note 7--Marketable Equity Securities, Continued:

           On September 16, 1996, the securities (with an original cost of $180,006) were distributed to the stockholders. A realized gain of $288,219 was recorded upon distribution and is separately reflected on the Statement of Operations. At December 31, 1995, there was an unrealized gain of $260,125, shown as a separate component of Stockholders' Equity.

           Independent Auditors' Report

               Financial Statements:

                    Balance Sheets, December 31, 1995 and 1994
                    Statement of Operations,
                         Years Ended December 31, 1995 and 1994
                    Statement of Changes in Stockholders' Equity,
                         Years Ended December 31, 1995 and 1994
                    Statement of Cash Flows,
                         Years Ended December 31, 1995 and 1994
                    Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT



   To the Board of Directors
   Gametime, Inc.


   We have audited the accompanying balance sheets of GAMETIME, INC. (an S corporation) as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gametime, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

   As explained in Note 9 to the financial statements, the Company in 1994 adopted the provisions of Statement of Financial Accounting Standards No. 115, Investments in Debt and Certain Equity Securities.

   Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The additional financial data, as listed in the Table of Contents, is presented for purposes of additional analysis and is not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.





   Chicago, Illinois
   March 8, 1996

                                                                   Exhibit A



                                 GAMETIME, INC.
                               (An S Corporation)

                                 Balance Sheets
                           December 31, 1995 and 1994

        Assets (Primarily Pledged--Note 6)           1995          1994

   Current Assets:
        Cash and cash equivalents (Note 1)        $    68,091   $   154,083
        Accounts receivable, trade (net of
           allowance for doubtful accounts
           of $119,328 and $71,900)                 6,219,403     6,268,259
        Inventories (Note 1)                        3,102,293     2,668,451
        Other receivables                             261,764       290,445
        Due from stockholders                               0       167,934
        Prepaid expenses                              189,793       246,017
        Deferred catalog costs--current
           (Note 1)                                 1,654,093     2,290,645
                                                   ----------    ----------
                                                   11,495,437    12,085,834
                                                   ----------    ----------

   Property, Plant and Equipment
    (less accumulated depreciation and
    amortization):
        Owned assets (Notes 1, 2 and 4)             5,797,796     5,134,143
        Assets under capitalized leases
           (Notes 1, 3 and 4)                       3,290,125     3,634,083
                                                   ----------    ----------
                                                    9,087,921     8,768,226
                                                   ----------    ----------
   Other Assets:
        Restricted cash related to
           industrial development bond
           issue (Note 4)                             736,978       847,608
        Marketable equity securities (Note 9)         440,131       297,583
        Deferred catalog costs--non-current
           (Note 1)                                   446,333       575,000
        Other                                         231,949       289,857
                                                   ----------    ----------
                                                    1,855,391     2,010,048
                                                   ----------    ----------
                                                  $22,438,749   $22,864,108
                                                   ==========    ==========

            Liabilities and Stockholders' Equity

   Current Liabilities:
        Accounts payable, trade                   $ 2,318,096   $ 1,928,688
        Current portion of long-term
           liabilities (Note 4)                       252,545       268,505
        Accrued expenses and other liabilities
           (Note 5)                                 3,387,103     2,890,378
                                                   ----------    ----------
                                                    5,957,744     5,087,571
                                                   ----------    ----------
   Long-term Liabilities:
        Loans under revolving credit agreement
           (Note 6)                                 8,305,513    10,686,853
        Other long-term liabilities (net of
           current portion--Note 4)                 4,321,751     4,574,296
                                                   ----------    ----------
                                                   12,627,264    15,261,149
                                                   ----------    ----------

   Stockholders' Equity (Exhibit C)                 3,853,741     2,515,388
                                                   ----------    ----------
                                                  $22,438,749   $22,864,108
                                                   ==========    ==========

         The accompanying notes are an integral part of this statement.

                                                                   Exhibit B



                                 GAMETIME, INC.
                               (An S Corporation)

                             Statement of Operations
                     Years Ended December 31, 1995 and 1994



                                                      1995          1994

   Net Revenue (Note 1)                           $36,363,941   $32,619,798

   Cost of Goods Sold                              24,089,146    21,722,347
                                                   ----------    ----------
   Gross Profit                                    12,274,795    10,897,451
                                                   ----------    ----------
   Operating Expenses:
      Selling and marketing                         4,528,556     4,334,121
      Warehousing and shipping                      1,415,174     1,126,928
      Engineering                                     442,682       442,890
      General and administrative                    3,272,861     2,891,799
                                                   ----------    ----------
                                                    9,659,273     8,795,738
                                                   ----------    ----------
   Income from Operations                           2,615,522     2,101,713
                                                   ----------    ----------
   Other Expense:
      Interest expense, net                         1,455,303     1,422,303
      Other expense, net                         (     35,586) (     49,025)
      Settlement of claim (Note 8)                          0       150,000
                                                   ----------    ----------
                                                    1,419,717     1,523,278
                                                   ----------    ----------
   Net Income (to Exhibit C)                      $ 1,195,805   $   578,435
                                                   ==========    ==========

         The accompanying notes are an integral part of this statement.

                                                                   Exhibit C

                                                           GAMETIME, INC.
                                                         (An S Corporation)

                                            Statement of Changes in Stockholders' Equity
                                               Years Ended December 31, 1995 and 1994

                                         Common Stock
                                      (1,000 Shares of
                                       $1.00 Par Value
                                          Authorized          Additional                     Unrealized
                                      100 Shares Issued         Paid-in        Retained        Gain on
                                        and outstanding)        Capital        Earnings      Securities        Total

   Balances, December 31,
             1993                           $      100        $ 1,635,266    $    184,010                   $ 1,819,376

   Cumulative Effect of Adopting
     SFAS 115 January 1, 1994
     (Note 9)                                                                               $    128,890        128,890
                                             ---------         ----------      ----------    -----------     ----------
   Balances January 1, 1994,
     restated                                      100          1,635,266         184,010        128,890      1,948,266

   Reduction in Unrealized Gain
     on Securities for 1994
     (Note 9)                                                                              (      11,313)  (     11,313)

   Net Income for 1994                                                            578,435                       578,435
                                             ---------          ---------      ----------     ----------      ---------
   Balances, December 31,
    1994                                           100          1,635,266         762,445        117,577      2,515,388

   Unrealized Gain on Securities
     for 1995 (Note 9)                                                                           142,548        142,548

   Net Income for 1995                                                          1,195,805                     1,195,805
                                             ---------          ---------       ---------     ----------      ---------
   Balances, December 31, 1995            $        100        $ 1,635,266    $  1,958,250   $    260,125    $ 3,853,741
                                             =========          =========       =========     ==========      =========
                                                                                                                (To
                                                                                                             Exhibit A)


         The accompanying notes are an integral part of this statement.

                                                                   Exhibit D


                                 GAMETIME, INC.
                               (An S Corporation)

                             Statement of Cash Flows
                     Years Ended December 31, 1995 and 1994


                                                                  1995
   1994
   Cash Flows from Operating
    Activities:
       Net income                               $1,195,805     $  578,435
       Adjustments to reconcile net income
             to net cash provided by operating
             activities:
            Depreciation                         1,134,163      1,112,828
            Provision for losses on accounts
             receivable                             69,000         15,000
            Gain on sale of assets                       0    (     5,610)
            Increase (Decrease) in cash from
             changes in:
                Accounts receivable            (    20,144)   (   332,363)
                Inventories                    (   433,842)       712,189
                Prepaid expenses                    56,224    (    43,585)
                Deferred catalog costs             765,219        766,988
                Other assets                        86,589    (    37,207)
                Accounts payable                   389,408    ( 1,439,024)
                Accrued expenses and other
                 liabilities                       496,725        537,224
                                                 ---------      ---------
       Net cash provided by operating
        activities                               3,739,147      1,864,875
                                                 ---------      ---------
   Cash Flows from Investing
    Activities:
       Capital expenditures for owned
            assets                             ( 1,453,858)   ( 1,267,720)
       Proceeds from sale of property,
            plant and equipment                          0         67,463
       Decrease (Increase) in due from
            stockholders                           167,934    (     6,695)
       Decrease (Increase) in restricted
            cash related to future repayments
            of industrial development bonds        110,630    (    72,289)
                                                 ---------      ---------
       Net cash used in investing
            activities                         ( 1,175,294)   ( 1,279,241)
                                                 ---------      ---------
   Cash Flows from Financing
    Activities:
       Net repayments under revolving
            credit agreement                   ( 2,381,340)   (   279,815)
       Principal payments on notes
            payable                            (   268,505)   (   260,896)
                                                 ---------      ---------
       Net cash used in financial
            activities                         ( 2,649,845)   (   540,711)
                                                 ---------      ---------
   Net (Decrease) Increase in Cash
       and Cash Equivalents                    (    85,992)        44,923
   Cash and Cash Equivalents, Beginning
       of Year                                     154,083        109,160
                                                 ---------      ---------
   Cash and Cash Equivalents, End of Year       $   68,091     $  154,083
                                                 =========      =========

       Supplementary Disclosures of Cash
            Flow Information:
            Cash paid during the year for
                interest                        $1,565,233     $1,376,148
                                                 =========      =========
       Supplementary Disclosures of Noncash
            Investing and Financing
            Activities:
            Increase in market value of
                marketable equity securities    $  142,548     $  117,577
                                                 =========      =========

                                 GAMETIME, INC.
                               (An S Corporation)

                        Notes to the Financial Statements
                           December 31, 1995 and 1994


   Note 1--Nature of Activities and Significant Accounting Policies:

       Gametime, Inc. (the "Company") is engaged in the manufacture and distribution of park, playground and related equipment to end users such as cities, park districts, and schools. Operations are conducted from premises in Fort Payne, Alabama with sales being made throughout the United States and in several foreign countries.

       A summary of significant accounting policies is as follows:

            Inventories--Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) basis, or market.

            Revenue--Revenue consists of (a) sales of company products, which are recorded net of the related commissions paid to outside manufacturers' representatives and (b) transportation charges to customers.

            Depreciation and Amortization--Provisions for depreciation and amortization are computed for financial reporting purposes over the estimated useful lives of the respective assets under the straight-line method. For income tax reporting purposes, certain assets are depreciated under accelerated methods. Fully depreciated assets are generally not written off until disposition or retirement.

            Income Taxes--The Company is not liable for federal income taxes pursuant to its election of S corporation status under the Internal Revenue Code, whereby income of the corporation is allocated to and included in the individual returns of the stockholders. Accordingly, no provision for federal income taxes is reflected in the financial statements. However, the Company is currently subject to immaterial amounts of state taxes.

            Capitalized Leases--Leases capitalized are recorded at the present value of future rental payments (Note 3). For both financial and income tax reporting purposes, amortization of assets under capitalized leases is computed under the straight-line method.

            Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

            Cash and Cash Equivalents--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments acquired with a maturity of three months or less to be cash equivalents.

            Marketable Equity Securities--See Note 9.

            Deferred Catalog Costs--Catalog costs considered as direct response advertising are amortized generally over two years from completion of the respective catalogs, which is the expected period of probable benefits.

            Reclassifications--Certain amounts reflected in the accompanying financial statements for the year ended December 31, 1994 have been reclassified from that previously presented in order to conform to current year classifications, without affecting reported net income or shareholders' equity for 1994.

   Note 2--Property, Plant and Equipment:

       Owned property, plant and equipment at December 31, 1995 and 1994, stated at cost, consisted of the following:

                                                  1995           1994

       Land                                    $   104,868    $   104,868
       Land improvements                           209,549        209,549
       Buildings                                 2,158,960      2,113,155
       Machinery and equipment                   3,560,384      3,049,657
       Office furniture and fixtures               755,411        899,282
       Transportation equipment                    309,591        309,591
       Patterns and dies                         4,992,959      4,506,842
       Assets to be placed in service              966,899        962,895
                                                ----------     ----------
                                                13,058,621     12,155,839

       Less accumulated depreciation and
         amortization                            7,260,825      7,021,696
                                                ----------     ----------
       Net book value                          $ 5,797,796    $ 5,134,143
                                                ==========     ==========

    See Notes 4 and 6 for related debt.

   Note 3--Assets under Capitalized Leases:

    Assets under capitalized leases at December 31, 1995 and 1994 consisted of the following:

                                                  1995           1994

       Land improvements                       $   298,910    $   298,910
       Buildings                                 1,964,006      1,964,006
       Machinery and equipment                   3,163,544      3,163,544
       Furniture and fixtures                       42,220         42,220
                                                ----------     ----------
                                                 5,468,680      5,468,680
       Less accumulated amortization             2,178,555      1,834,597
                                                ----------     ----------
       Net book value                          $ 3,290,125    $ 3,634,083
                                                ==========     ==========

    See Note 4 for related debt.

   Note 4--Long-term Liabilities:

      Long-term liabilities at December 31, 1995 and 1994, other than the loans under the revolving credit agreement (Note 6), consisted of the following:

                                                        1995          1994
      Liabilities under capitalized leases
         financed by Industrial Revenue Bonds
         (see below)                                 $4,269,000    $4,405,000

      Liability under capitalized lease, payable
         in monthly installments of $5,130
         including interest at 9.5% per year;
         final payment due June 7, 1999; secured
         by certain machinery and equipment             228,667       266,419

      Liability under capitalized lease, payable
         in monthly installments of $13,630 plus
         interest at prime rate; final payment
         due February 23, 1996; secured by
         certain machinery and equipment                 27,200        81,720

      Note payable in monthly installments of
         $1,860 including interest at 8.5% per
         year; final payment due September 1,
         1996; secured by certain machinery and
         equipment                                       14,414        34,566

      Note payable in quarterly installments of
         $5,410 including interest at 8% per
         year; final payment due October 1, 1997;
         secured by certain machinery and
         equipment                                       35,015        52,949

      Note payable in monthly installments of
         $281, including interest at 12.90% per
         year; final payment due September 13,
         1995; secured by equipment                           0         2,147
                                                      ---------     ---------
      Total long-term liabilities                     4,574,296     4,842,801

      Less current portion (inclusive of
           capitalized leases)                          252,545       268,505
                                                      ---------     ---------

      Noncurrent portion                             $4,321,751    $4,574,296
                                                      =========     =========

      On August 1, 1989, the Company entered into a lease agreement with the Industrial Development Board of the City of Fort Payne, Alabama financed by the issuance of new Industrial Development Bonds in the amount of $4,742,000, the proceeds of which were used primarily for plant expansion.

      At December 31, 1995 and 1994, total restricted cash related to the bond issue consisted of approximately:

                                                   1995            1994

         Bond sinking fund                      $  484,000      $  482,000
         Deposits to trust fund for payment
           of interest on debt                     252,000         365,000
                                                 ---------       ---------
                                                $  736,000      $  847,000
                                                 =========       =========

      Maturities of long-term liabilities are as follows:


                          Capitalized Leases
                      Industrial
                        Revenue
      Year                Bond         Other        Other         Total

      1996            $  587,572    $   89,377    $   33,827   $  710,776
      1997               587,198        61,565        15,602      664,365
      1998               587,286        61,565                    648,851
      1999               587,630        90,520                    678,150
      2000               587,028                                  587,028
      Thereafter       5,232,722                                5,232,722
                       ---------     ---------     ---------    ---------
      Total minimum
        payments       8,169,436       303,027        49,429    8,521,892

      Less imputed
        interest       3,900,436        47,160                  3,947,596
                       ---------     ---------     ---------    ---------
      Total
        obligations   $4,269,000    $  255,867    $   49,429   $4,574,296
                       =========     =========     =========    =========

    Management believes that the fair value of its long-term indebtedness is not materially different from its carrying value. Management has estimated the fair value by discounting expected cash flows using interest rates that management believes are approximately equal to the interest rates currently available for similar debt issues.

   Note 5--Accrued Expenses and Other Liabilities:

             Accrued expenses and other liabilities at December 31, 1995 and 1994, consisted of the following:

                                                     1995         1994

     Commissions                                  $1,595,539   $1,526,025
     Group and product liability insurance           247,966      179,882
     Sales and other taxes                           173,363      138,508
     Wages, bonuses and vacation pay                 702,273      405,258
     Interest                                        249,657      272,666
     Settlement of claim (Note 8)                     75,000      150,000
     Other                                           343,305      218,039
                                                   ---------    ---------
                                                  $3,387,103   $2,890,378

   Note 6--Loans under Revolving Credit Agreement:

     At December 31, 1995 and 1994, the Company was obligated to a bank for $8,305,513 and $10,686,853, respectively, on secured loans made under a revolving credit agreement. Effective June 1, 1995, a new revolving agreement was executed, expiring on May 1, 1996 providing for maximum borrowings of $12,000,000 with interest payable monthly at prime. In March, 1996, the lender agreed to renew the agreement to become due in May, 1997. Thus, the indebtedness has been classified as a long-term liability at December 31, 1995.

     Pursuant to both agreements, the Company has granted the bank a security interest in all marketable equity securities, accounts receivable, inventories and certain equipment. Both agreements also contain various restrictive covenants as well as pledges of certain marketable securities of the stockholders as additional collateral. The Company was in compliance with all such covenants at December 31, 1995.

     Because the revolving loan interest rate adjusts with changes in the market rate of interest, management believes the fair value of the revolving loan is equal to its carrying value.

   Note 7--Employee Benefit Plan:

     The Company provides retirement benefits to its qualified employees through a "401(k) plan," which permits employee contributions up to the maximum allowable by federal regulation, with the Company making matching contributions at the rate of 40% of the amount contributed by the participants up to 8% of the participants' gross wages. During 1995 and 1994, respectively, the Company's contributions were $97,000 and $87,000 and employee contributions totaled $259,000 and $232,000.

   Note 8--Contingencies:

     The Company is subject to various product liability claims and litigation which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions is adequately insured against and any uninsured losses will not materially affect the financial position of the Company.

     During 1994, a settlement of $150,000 was concluded concerning a claim made by the U.S. Government regarding a prior year contract. Such amount was payable $75,000 in 1995 and $75,000 in 1996.

   Note 9--Marketable Equity Securities:

     As of January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Investments in Debt and Certain Equity Securities to account for its investment in marketable equity securities. The adoption of SFAS No. 115 requires that marketable equity securities held for sale be valued at market as follows:

                                                        December 31,
                                                     1995         1994

          Cost of securities                      $  180,006   $  180,006
          Market value                               440,131      297,583
                                                   ---------    ---------
          Unrealized gain                         $  260,125   $  117,577
                                                   =========    =========

     The unrealized gain of $128,890 as of December 31, 1993 was reflected as a cumulative effect adjustment by increasing stockholders' equity at January 1, 1994.

          (b)   Pro Forma Financial Information.

                The required pro forma financial information will be filed by amendment within the prescribed time period.

          (c) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SWING-N-SLIDE CORP.

   Date:  March 21, 1997                 /s/ Richard E. Ruegger
                                         Richard E. Ruegger,
                                         Vice President-Finance
                                         and Chief Financial Officer
                                         (Duly authorized officer and
                                         Principal Financial and Accounting
                                         Officer)

                               SWING-N-SLIDE CORP.

                            EXHIBIT INDEX TO FORM 8-K
                           Report Dated March 13, 1997

                                     Exhibit


   (2.1) Amended and Restated Stock Purchase Agreement, dated as of March 13, 1997, by and among Newco, Inc., Game Time, Inc. and Ross D. Siragusa, Jr., John R. Siragusa and Richard D. Siragusa.*

   (2.2) Articles of Merger Merging Game Time, Inc. With and Into Newco, Inc., dated as of March 13, 1997.

   (4.1) Credit Agreement, dated as of March 13, 1997, among Swing-N-Slide Corp., Newco, Inc., the Lenders party thereto and Fleet National Bank, as lender and agent.*

   (4.2)        Newco, Inc. Revolving Note R-1 dated as of March 13, 1997.

   (4.3)        Newco, Inc. Revolving Note R-2 dated as of March 13, 1997.

   (4.4)        Newco, Inc. Revolving Note R-3 dated as of March 13, 1997.

   (4.5)        Newco, Inc. Revolving Note R-4 dated as of March 13, 1997.

   (4.6)        Newco, Inc. Term Loan A Note TA-1 dated as of March 13, 1997.

   (4.7)        Newco, Inc. Term Loan A Note TA-2 dated as of March 13, 1997.

   (4.8)        Newco, Inc. Term Loan A Note TA-3 dated as of March 13, 1997.

   (4.9)        Newco, Inc. Term Loan A Note TA-4 dated as of March 13, 1997.

   (4.10)       Newco, Inc. Term Loan B Note TB-1 dated as of March 13, 1997.

   (4.11) Securities Purchase Agreement, dated as of March 13, 1997, among Swing-N-Slide Corp., Newco, Inc. and Massachusetts Mutual Life Insurance Company.*

   (4.12) Securities Purchase Agreement, dated as of March 13, 1997, among Swing-N-Slide Corp., Newco, Inc. and MassMutual Corporate Investors.**

   (4.13) Securities Purchase Agreement, dated as of March 13, 1997, among Swing-N-Slide Corp., Newco, Inc. and MassMutual Participation Investors.**

   (4.14) Securities Purchase Agreement, dated as of March 13, 1997, among Swing-N-Slide Corp., Newco, Inc. and MassMutual Corporate Value Partners Limited.**

   (4.15) Newco, Inc. 12% Senior Subordinated Note due March 13, 2005 No. R-1 dated March 13, 1997, in the principal amount of $3,928,500.

   (4.16) Newco, Inc. 12% Senior Subordinated Note due March 13, 2005 No. R-2 dated March 13, 1997, in the principal amount of $1,931,000.

   (4.17) Newco, Inc. 12% Senior Subordinated Note due March 13, 2005 No. R-3 dated March 13, 1997, in the principal amount of $3,125,000.

   (4.18) Newco, Inc. 12% Senior Subordinated Note due March 13, 2005 No. R-4 dated March 13, 1997, in the principal amount of $1,562,500.

   (4.19) Newco, Inc. 12% Senior Subordinated Note due March 13, 2005 No. R-5 dated March 13, 1997, in the principal amount of $1,953,000.

   (4.20) Warrant To Purchase 186,111 Shares of Common Stock of Swing-N-Slide Corp. No. RW-1 dated March 13, 1997.

   (4.21)       Warrant To Purchase 91,472 Shares of Common Stock of Swing-N-
                Slide Corp.
                No. RW-2 dated March 13, 1997.

   (4.22) Warrant To Purchase 148,044 Shares of Common Stock of Swing-N-Slide Corp. No. RW-3 dated March 13, 1997.

   (4.23) Warrant To Purchase 74,022 Shares of Common Stock of Swing-N-Slide Corp. No. RW-4 dated March 13, 1997.

   (4.24) Warrant To Purchase 92,528 Shares of Common Stock of Swing-N-Slide Corp. No. RW-5 dated March 13, 1997.

   (4.25) Investment Agreement, dated as of March 13, 1997, between Swing-N-Slide Corp. and GreenGrass Holdings.

   (4.26) Swing-N-Slide Corp. Bridge Note, dated as of March 13, 1997, in the principal amount of $2,500,000.

   (4.27) Warrant No. 1 for the Purchase of Common Stock of Swing-N-Slide Corp., dated as of March 13, 1997.

   (4.28) Amended and Restated Registration Rights Agreement, dated as of March 13, 1997, between Swing-N-Slide Corp. and GreenGrass Holdings.

   _________________________________

   * The schedules/exhibits to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedule/exhibit to the Securities and Exchange Commission upon request.

   ** This document is substantively identical to the Securities Purchase Agreement, dated as of March 13, 1997, among Swing-N-Slide Corp., Newco, Inc. and Massachusetts Mutual Life Insurance Company, included as Exhibit 4.11 above, and is therefore not being filed herewith. The Registrant agrees to furnish supplementally a copy of such document to the Securities and Exchange Commission upon request.